Black Diamond Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update
•Oral presentation of silevertinib Phase 2 data in frontline EGFRm NSCLC patients, including preliminary DOR and PFS data, to take place at the 2026 ASCO Annual Meeting
•First patient dosed in the Phase 2 trial of silevertinib in patients with newly diagnosed EGFRvIII+ GBM
•Cash, cash equivalents, and investments of $118.3 million as of March 31, 2026, expected to be sufficient to fund operations into 2H of 2028
CAMBRIDGE, MA, May 7, 2026 (GLOBE NEWSWIRE) – Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer, today reported financial results for the first quarter ended March 31, 2026, and provided a corporate update.
“We remain focused on advancing silevertinib into pivotal development and are looking forward to the 2026 ASCO Annual Meeting later this month where an oral presentation of Phase 2 data will highlight silevertinib’s potential to benefit frontline EGFRm NSCLC patients,” said Mark Velleca, M.D., Ph.D., President and Chief Executive Officer of Black Diamond Therapeutics. “Our randomized Phase 2 trial in newly diagnosed EGFRvIII+ GBM also initiated this month with the dosing of our first patient.”
Recent Developments & Upcoming Milestones:
•In April 2026, Black Diamond announced the following presentations at the upcoming 2026 American Society of Clinical Oncology (ASCO) Annual Meeting from May 29 – June 2, 2026, in Chicago:
◦May 30, 2026, 1:15 PM-2:45 PM CDT: Oral presentation on updated clinical data from the Phase 2 trial in patients with non-classical EGFRm NSCLC in the frontline setting, including preliminary duration of response (DOR) and progression-free survival (PFS) data (Abstract: 8519).
◦May 31, 2026, 9:00 AM-12:00 PM CDT: Poster presentation on the Phase 2 data of silevertinib in recurrent EGFRm NSCLC patients (Abstract: 8620).
◦June 1, 2026, 1:30 PM-4:30 PM CDT: Trial-in-progress poster on the randomized Phase 2 trial of silevertinib in patients with newly diagnosed EGFRvIII-positive GBM (Abstract: TPS2098).
•In May 2026, the first patient was dosed with silevertinib in combination with temozolomide (TMZ) in the safety lead-in portion of the randomized Phase 2 trial in patients with newly diagnosed EGFRvIII+ GBM (NCT07326566).
Financial Highlights
•Cash Position: Black Diamond ended the first quarter of 2026 with approximately $118.3 million in cash, cash equivalents, and investments compared to $128.7 million as of December 31, 2025. Net cash used in operations was $10.2 million for the first quarter of 2026 compared to net cash provided by operations of $53.4 million for the first quarter of 2025.

•Research and Development Expenses: Research and development (R&D) expenses were $7.0 million for the first quarter of 2026, compared to $10.5 million for the same period in 2025. The decrease in R&D expenses was primarily due to the progression of our Phase 2 clinical trial for silevertinib in NSCLC and outlicensing of BDTX-4933 to increase focus on the development of silevertinib.
•General and Administrative Expenses: General and administrative (G&A) expenses were $4.3 million for the first quarter of 2026, compared to $5.0 million for the same period in 2025. The decrease in G&A expenses was primarily due to the realization of continued operational efficiencies.
•Net Loss: Net loss for the first quarter of 2026 was $9.0 million, as compared to net income of $56.5 million for the same period in 2025.
Financial Guidance
•Black Diamond ended the first quarter of 2026 with approximately $118.3 million in cash, cash equivalents and investments which the Company believes is sufficient to fund its anticipated operating expenses and capital expenditure requirements into the second half of 2028.
About Black Diamond Therapeutics
Black Diamond Therapeutics is a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer. The Company’s MasterKey therapies are designed to address a broad spectrum of genetically defined tumors, overcome resistance, minimize wild-type mediated toxicities, and be brain penetrant to treat central nervous system disease. The Company is advancing silevertinib, a brain-penetrant fourth-generation EGFR MasterKey inhibitor targeting EGFR-mutant NSCLC and GBM. For more information, please visit www.blackdiamondtherapeutics.com.
From time to time, we may use our website or our LinkedIn profile at www.linkedin.com/company/black-diamond-therapeutics to distribute material information. Our financial and other material information is routinely posted to and accessible on the Investors section of our website, available at www.blackdiamondtherapeutics.com. Investors are encouraged to review the Investors section of our website because we may post material information on that site that is not otherwise disseminated by us. Information that is contained in and can be accessed through our website or our LinkedIn page is not incorporated into, and does not form a part of, this press release.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the continued development and advancement of silevertinib, including the ongoing Phase 2 clinical trials and the timing of clinical updates for silevertinib in patients with EGFRm NSCLC and in patients with newly diagnosed EGFRvIII+ GBM, the potential of silevertinib to address the unmet medical need for newly diagnosed GBM patients and for newly diagnosed NSCLC patients with non-classical EGFR mutations and benefit patients with NSCLC across multiple lines of therapy, the potential future development plans for silevertinib in NSCLC and GBM, and the Company’s expected cash runway. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Black Diamond Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data (Unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
	(in thousands)
Cash, cash equivalents, and investments	$118,258	$128,652
Total assets	$132,922	$143,010
Accumulated deficit	$(473,776)	$(464,740)
Total stockholders’ equity	$104,300	$112,211

Black Diamond Therapeutics, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
License revenue	$—	$70,000
Operating expenses:
Research and development	$7,003	$10,506
General and administrative	4,256	4,964
Total operating expenses	11,259	15,470
Income (loss) from operations	(11,259)	54,530
Other income (expense):
Interest income	1,023	595
Other income (expense)	1,200	1,417
Total other income (expense), net	2,223	2,012
Net income (loss)	$(9,036)	$56,542

Net income (loss) per share - basic	$(0.16)	$1.00
Net income (loss) per share - diluted	$(0.16)	$0.98

Weighted average common shares outstanding - basic	57,233,413	56,663,798
Weighted average common shares outstanding - diluted	57,233,413	57,673,099

Contact

For Investors:
investors@bdtx.com

For Media:
media@bdtx.com

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